UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2014 (April 16, 2014)

Phibro Animal Health Corporation

___________________________

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware _________	01-36410 __________	13-1840497 __________
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre East, 3rd Floor

300 Frank W. Burr Boulevard, Suite 21

Teaneck, New Jersey 07666-6712

_______________________________________

(Address of Principal Executive Offices, including Zip Code)

(201) 329-7300

__________________________________

(Registrant’s telephone number, including area code)

Not Applicable

__________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 16, 2014 (the “Closing Date”), Phibro Animal Health Corporation (the “Company”), together with certain of its subsidiaries acting as guarantors (the “Guarantors”), entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A. (“Bank of America”), as Administrative Agent, Collateral Agent and L/C Issuer and each lender from time to time party thereto (the “Lenders”). Under the Credit Agreement, the Lenders agreed to extend credit to the Company in the form of (i) Term B loans in an aggregate principal amount equal to $290,000,000 (the “Term B Loans”) and (ii) revolving credit facility in an aggregate principal amount of $100,000,000 (the “Revolving Credit Facility,” and together with the Term B Loans, the “Credit Facilities”). The Revolving Credit Facility contains a letter of credit facility.

At the Closing Date, the full amount of the Term B Loans were drawn, but the Company did not borrow under the Revolving Credit Facility.

The Revolving Credit Facility will mature five years from the Closing Date. The Term B Loans will mature seven years from the Closing Date. The principal amount of the Term B Loans amortizes in quarterly installments, commencing after the closing, equal to 0.25% of the original principal amount of the Term B Loans, with the balance payable at maturity.

Subject to certain exceptions, the Term B Loans are subject to mandatory prepayments in amounts equal to: (a) 100% of the net cash proceeds from any non-ordinary course sale or other disposition of assets (including as a result of casualty or condemnation) by the Company or its subsidiaries in excess of a certain amount and subject to customary reinvestment provisions and certain other exceptions; (b) 100% of the net cash proceeds from issuances or incurrences of debt by the Company or its Subsidiaries (other than indebtedness permitted by the Credit Agreement); and (c) beginning with the fiscal year ended June 30, 2015, 50% (with step-downs to 25% and 0% based upon achievement of a specified leverage ratio) of annual excess cash flow of the Company.

Borrowings under the Revolving Credit Facility bear interest at rates based on the ratio of the Company and its subsidiaries’ net consolidated first lien indebtedness to the Company and its subsidiaries’ consolidated EBITDA for applicable periods specified in the Credit Facilities (the “ First Lien Net Leverage Ratio ”). The interest rate per annum applicable to the loans under the Credit Facilities will be based on a fluctuating rate of interest equal to the sum of an applicable rate and, at the Company’s election from time to time, either (1) a base rate determined by reference to the highest of (a) the rate as publicly announced from time to time by Bank of America as its “prime rate,” (b) the federal funds effective rate plus 0.50% and (c) one-month LIBOR plus 1.00%, or (2) a Eurocurrency rate determined by reference to LIBOR with a term as selected by the Company, of one day or one, two, three or six months (or twelve months or any shorter amount of time if consented to by all of the lenders under the applicable loan). The Revolving Credit Facility has applicable rates equal to 1.75%, in the case of base rate loans, and 2.75%, in the case of LIBOR loans, and the Term B Loan Facility has applicable margins equal to 2.00%, in the case of base rate loans, and 3.00%, in the case of LIBOR loans. Term B Loans will be subject to a floor of 1.00% in the case of LIBOR loans.

The Company must pay the Administrative Agent a quarterly commitment fee based upon the amount by which the aggregate revolving commitments exceed the outstanding loans, less the amount of other obligations of the Company payable under the Revolving Credit Facility in the applicable quarterly period. Additionally, under the Revolving Credit Facility, the Company must pay the lenders certain letter of credit fees based upon the daily amount available to be drawn under such letters of credit.

The Credit Facilities also contain customary financial and other covenants, including: limitations on the ability of the Company and its subsidiaries to incur debt or liens or make certain investments and restricted payments, a requirement to maintain certain leverage ratios, and certain restrictions on the sale of assets. A violation of these covenants could result in the Company being prohibited from making certain restricted payments, including dividends, or cause a default under the Credit Facilities, which would permit the participating lenders to restrict the Company’s ability to access the Revolving Credit Facility and require the immediate repayment of any outstanding advances made under the Credit Facilities.

The Credit Facilities will be secured by certain collateral, subject to certain exceptions and thresholds, including: (a) perfected first priority security interests in substantially all tangible and intangible personal property and fee-owned real property of the Company and each of the Guarantors and (b) a perfected first priority pledge of (i) the equity interests of each direct domestic restricted subsidiary of the Company and each of the Guarantors and each of the Company’s and the Guarantors’ wholly-owned material subsidiaries and (ii) 65% of the stock of each material first-tier foreign restricted subsidiary (including a U.S. subsidiary whose primary assets consist of equity in foreign restricted subsidiaries) of the Company and each of the Guarantors.

The foregoing is a summary of the terms of the Credit Agreement, and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1, and is incorporated by reference herein.

The Credit Agreement has been included as an exhibit to this Current Report on Form 8-K to provide you with information regarding its terms. The Credit Agreement contains representations and warranties that the parties thereto made to the other parties thereto as of specific dates. The assertions embodied in the representations and warranties in the Credit Agreement were made solely for purposes of the contract among the respective parties, and each may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Credit Agreement

As discussed in Item 1.01 above, on April 16, 2014, the Company, the Guarantors, Bank of America and the Lenders entered into the Credit Agreement, which provides for the Term B Loans in an aggregate principal amount equal to $290,000,000 and the Revolving Credit Facility in an aggregate principal amount equal to $100,000,000.

The description of the material terms of the Credit Agreement in Item 1.01 is incorporated by reference in this Item 2.03, and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and it incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

10.1	Credit Agreement, dated April 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHIBRO ANIMAL HEALTH CORPORATION
Registrant

Date: April 23, 2014

	By:	/s/ Thomas G. Dagger
Name: Thomas G. Dagger
Title: Senior Vice President, General Counsel
and Corporate Secretary